Siemens Financial Services, Inc.
LOAN AND SECURITY AGREEMENT
(Healthcare Direct/Real Estate)
Dated: May 19, 2011 #: 405-0001064-000

THIS LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented, or otherwise modified from time to time, and together with all annexes, exhibits, and schedules attached hereto, this “Agreement”) is made as of May 19, 2011 (the “Effective Date”) by and among G&E HC REIT II MONUMENT LTACH PORTFOLIO, LLC, a Delaware limited liability company (“G&E Monument”), as a Borrower and as the Borrower Representative (as defined in Section 14(c)); G&E HC REIT II ATHENS LTACH, LLC, a Delaware limited liability company (“G&E Athens”); G&E HC REIT II CAPE GIRARDEAU LTACH, LLC, a Delaware limited liability company (“G&E Cape Girardeau”); G&E HC REIT II COLUMBIA LTACH, LLC, a Delaware limited liability company (“G&E Columbia”); G&E HC REIT II JOPLIN LTACH, LLC, a Delaware limited liability company (“G&E Joplin” and, together with G&E Monument, G&E Athens, G&E Cape Girardeau, and G&E Columbia, the “Borrowers” and each a “Borrower”), each having a principal place of business at 1551 Tustin Avenue, Suite 300, Santa Ana, California 92705; and SIEMENS FINANCIAL SERVICES, INC., a Delaware corporation having a principal place of business at 170 Wood Avenue South, Iselin, New Jersey 08830 (“Lender”).

WHEREAS, Borrowers have applied to Lender for a loan secured by real property and improvements.

WHEREAS, in reliance upon the representations made by Borrowers, and subject to the terms and conditions of this Agreement, Lender has agreed to make a loan (the “Loan”) to Borrowers in the original principal amount of Twenty-Five Million and 00/100 Dollars ($25,000,000.00) (the “Loan Amount”).

NOW, THEREFORE, in consideration of the foregoing premises and in order to induce Lender to make the Loan, Borrowers and Lender hereby agree as follows:

1. DEFINITIONS: As used in this Agreement, capitalized words and phrases shall have the meanings set forth in ANNEX 1 attached hereto and made a part hereof.

2. LOAN AND SECURITY AGREEMENT: This Agreement sets forth the terms and conditions upon which Lender shall lend to Borrowers and Borrowers shall borrow from Lender. This Agreement constitutes a security agreement as to the Collateral. This Agreement shall become effective at the time of its acceptance by Lender (by execution hereof) at Lender’s corporate offices, by an authorized representative of Lender.

3. THE LOAN:

(a) Disbursement. Lender hereby agrees, on the terms stated herein, to lend to Borrowers on the date that the terms and conditions set forth in Section 4 have been satisfied (the “Loan Date”), in a single disbursement of immediately available funds, the Loan. The proceeds of the Loan shall be disbursed in accordance with the Funding Schedule/Pay Proceeds Authorization in substantially the form attached hereto as EXHIBIT A.

(b) Interest and Late Charges. Interest shall accrue on the outstanding principal balance of the Loan at the rate of 5.83% per annum (the “Interest Rate”); provided, however, that Borrowers agree to pay on demand, as a late charge, 1.3% per month, limited by the maximum rate permitted by law, of each overdue amount (including accelerated balances) under the Loan Documents, whether such amount is due prior to or after a Default. All calculations of interest and fees shall be based on a 360 day year consisting of twelve (12) thirty (30) day months, and shall be paid for the actual number of days elapsed.

(c) Repayment.

(i) Unless accelerated in accordance with the provisions of this Agreement, Borrowers shall repay the principal of and interest on the Loan in eighty-four (84) equal monthly payments of principal and interest each in the amount of $176,664.58 (mortgage style, as set forth on EXHIBIT B), in arrears, beginning on June 19, 2011, and continuing on the last Business Day of each calendar month thereafter (each, a “Payment Date”), with a final payment of all remaining outstanding principal, interest, fees and costs due on June 19, 2018 (the “Maturity Date”).

(ii) All amounts payable to Lender under the Loan Documents shall be made not later than the date specified for payment, in lawful money of the United States of America and in immediately available funds, free and clear of and without any withholding, deduction, setoff or counterclaim of any kind. If any payment under the Loan Documents is due on a day when banks are required to close in New Jersey, such payment shall be due on the next succeeding Business Day. Except as may otherwise be provided in the Loan Documents, payments shall be paid to Lender at its address above or any other address designated by Lender in writing.

(iii) All amounts paid shall be applied first to the payment of all expenses and charges, including attorneys’ fees, actually incurred by Lender in the protection of its rights or the pursuance of its remedies and to provide adequate indemnity to Lender against all taxes and liens which by law have, or may have, priority over the rights of Lender to any receipts or proceeds with respect to the Collateral; second, to the payment of all other costs, expenses, indemnities and amounts payable under the Loan Documents to the extent Lender is aware of the same; third, to the payment of all interest accrued and payable with respect to the Loan; and fourth, to the payment of principal on the Loan, in inverse order of maturity. Anything herein to the contrary notwithstanding, in the event that any payment of interest hereunder shall exceed the legal limit, such amount in excess of such limit shall be deemed a payment of principal hereunder.

(d) Prepayments. Except as otherwise provided in this Section 3(d), the Loan, or any part thereof, may not be prepaid. Partial prepayments will be applied to the most remote payment of principal due under this Agreement. Each prepayment, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and the applicable Prepayment Premium.

(i) Mandatory Prepayments:

(1) Concurrently with the disposition of any Collateral (other than dispositions specifically permitted under this Agreement), Borrowers shall prepay the Loan in an amount equal to the proceeds of such disposition (net of reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions, and transfer or similar taxes);

(2) Concurrently with the receipt of any proceeds of insurance or condemnation awards paid in respect of any Collateral, Borrowers shall prepay the Loan in an amount equal to such insurance or award proceeds, subject to Section 9 of this Agreement and each Deed of Trust; and

(3) Concurrently with any issuance of equity interests directly by any Borrower, Borrowers shall prepay the Loan in an amount equal to the proceeds of such issuance (net of reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions, and transfer or similar taxes).

(ii) Optional Prepayments. Provided that no Default then exists, Borrowers may voluntarily prepay the principal balance of the Loan, in whole or in part on the date that any installment payment is otherwise due, on or after May 19, 2013, subject to the following conditions:

(1) Not less than thirty (30) days prior to the date upon which Borrowers desire to make such prepayment, Borrower Representative shall deliver to Lender written notice of Borrowers’ intention to prepay the Loan, which notice shall be irrevocable and state the prepayment amount and the prepayment date (the “Prepayment Date”);

(2) Borrowers shall pay to Lender, concurrently with such prepayment, a prepayment premium (the “Prepayment Premium”) equal to the Yield Amount (as hereinafter defined), provided, however, no Prepayment Premium shall be owing if such prepayment is made on or after the date which is ninety (90) days prior to the Maturity Date; and

(3) Borrowers shall pay to Lender all accrued and unpaid interest on the Loan through the date of such prepayment on the principal balance being prepaid. Partial prepayments will be applied to the most remote payment of principal due under this Agreement.

(iii) Prepayment Premium. Borrowers acknowledge that the Loan was made on the basis and assumption that Lender would receive the payments of principal and interest set forth herein for the full term thereof. Therefore, whenever the maturity of the Loan has been accelerated by Lender by reason of the occurrence of an Event of Default, there shall be due, in addition to the outstanding principal balance, accrued interest and other sums due hereunder, the Prepayment Premium. If prior to the Maturity Date, an Event of Default exists and Lender elects to declare the Loan immediately due and payable, the tender of payment by Borrowers prior to the exercise of Lender’s remedies against the Collateral shall be deemed to be an evasion of this prepayment provision, and such payment, to the extent permitted by law, must also include liquidated damages in the amount of the Prepayment Premium, it being acknowledged by Borrowers that Lender’s actual damages in the event of such evasion are now and will then be impossible to ascertain. No principal prepayment shall extend or postpone the due date of any subsequent installment of principal or interest arising under the Loan. Borrowers hereby expressly agree to pay the Prepayment Premium upon the voluntary or involuntary prepayment of the Note, and acknowledge Lender’s agreement to make the Loan on the terms contained herein constitutes adequate consideration for the Prepayment Premium.

(iv) Calculation of Prepayment Premium. For purposes of the Loan and the Note, the “Yield Amount” shall be the amount calculated as follows:

(1) Lender shall first determine, as of the Prepayment Date, the percentage, if any, by which the Interest Rate exceeds the Interest Rate Swaps Rate (the “Current Yield”) for obligations closest in maturity to the Maturity Date, as reported in the most current Federal Statistical Release H.15 as of the Prepayment Date. If publication of Federal Statistical Release H.15 is discontinued, Lender, in its sole discretion, shall designate another similar financial or governmental publication of national circulation to be used to determine the Reference Rate;

(2) The difference calculated pursuant to Section 3(d)(iv)(1) above shall be multiplied by the amount prepaid; and

(3) The product calculated pursuant to Section 3(d)(iv)(2) above shall be multiplied by the quotient, rounded to the nearest one-hundredth of one percent, obtained by dividing (i) the number of days from and including the Prepayment Date to and including the Maturity Date, by (ii) 360;

provided that Borrowers shall not be entitled in any event to a credit against, or a reduction of, the indebtedness being prepaid if the Interest Rate Swaps Rate for obligations closest in maturity to the Maturity Date, as reported in the most current Federal Statistical Release H.15 as of the Prepayment Date, exceeds the Interest Rate or for any reason.

(e) Note. The Loan is evidenced by a promissory note (together with any and all renewal, extension, modification or replacement notes executed by Borrowers and delivered to Lender and given in substitution therefor, the “Note”) in form and substance attached hereto as EXHIBIT C, prepared by and acceptable to Lender, dated as of the date hereof, in the Loan Amount, duly executed by Borrowers and payable to the order of Lender. At the time of the disbursement of the Loan or a repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of Lender. All amounts recorded shall be rebuttably presumptive evidence of (i) the principal amount of the Loan advanced hereunder, (ii) any accrued and unpaid interest owing on the Loan, and (iii) all amounts repaid on the Loan. The failure to record any such amount or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of Borrowers under the Loan Documents to repay the principal amount of the Loan, together with all interest accruing thereon.

4. CONDITIONS PRECEDENT: The obligation of Lender to make the Loan is subject to the fulfillment of the following conditions precedent, each in form and substance satisfactory to Lender:

(a) Documents to be delivered. The following documents shall have been duly authorized, executed, and delivered by the parties thereto, shall be in full force and effect and dated as of the date hereof (unless otherwise indicated), and originals thereof shall have been delivered to Lender, together with all schedules and exhibits thereto:

(i) this Agreement;

(ii) the Note;

(iii) the Deeds of Trust;

(iv) (1) from each Operating Subtenant, a Subordination, Nondisturbance and Attornment Agreement, including, without limitation, tenant estoppel provisions, each executed by Lender, Master Tenant, and the applicable Operating Subtenant, and (2) from Master Tenant, a Subordination, Nondisturbance and Attornment Agreement, including, without limitation, tenant estoppel provisions, for each Property, each executed by Lender, Borrowers, and Master Tenant;

(v) the Environmental Indemnity Agreement;

(vi) the Parent Guaranty;

(vii) a Collateral Assignment of Proceeds for each Lease Letter of Credit;

(viii) each original Lease Letter of Credit, together with a transfer form therefor, executed in blank;

(ix) the Collateral Assignment;

(x) the Distribution and Management Fee Subordination Agreement;

(xi) each Assignment and Consent Agreement;

(xii) a Funding Schedule/Pay Proceeds Authorization, in the form of EXHIBIT A attached hereto;

(xiii) a certificate of Grubb & Ellis Healthcare REIT II, Inc., a Maryland corporation, pertaining to such corporation, the Borrowers, and the Parent Guarantor, executed by the secretary or assistant secretary of Grubb & Ellis Healthcare REIT II, Inc., and including an additional certification by one other officer of such corporation, attaching copies of (1) the certificate of formation and operating agreement or articles of incorporation and bylaws (or other formation documents), as the case may be, of each such entity; (2) written consent of the board of directors of Grubb & Ellis Healthcare REIT II, Inc. approving and authorizing each such entity’s execution, delivery, and performance of the Loan Documents to which it is party and the transactions contemplated thereby; (3) signature and incumbency certificates of the officers, directors, and managers, as the case may be, of each such entity executing any of the Loan Documents, each of which Borrowers hereby certify to be true and complete, and in full force and effect without modification, it being understood that Lender may conclusively rely on each such document and certificate until formally advised by Borrower Representative of any changes therein; (4) good standing certificates in the state of formation or incorporation of each such entity and from any other state in which any such entity is required to qualify to conduct its business; (5) the current rent roll of each Property and a copy of the Lease and any property management agreement applicable thereto; and (6) such other information or items as Lender may request;

(xiv) with respect to each Lockbox Account, a deposit account control agreement, granting to Lender a security interest in such account, executed by Borrowers, Lender, and the financial institution at which each such account is maintained (pursuant to which, among other things, such financial institution agrees that upon notice from Lender to such financial institution (which notice may be delivered by Lender upon a Default), all such payments received in the accounts will be promptly transferred to an account designated by Lender), and Borrowers shall have taken such other actions as requested by Lender to confirm that Lender’s security interest in each such Lockbox Account is perfected by control as such term is used in Section 9-104 of the applicable Uniform Commercial Code; and

(xv) any other document referred to in the definition of “Loan Documents” or required by Lender.

(b) General Conditions.

(i) no Default has occurred and is continuing or would result from the performance of any Loan Document;

(ii) since the date of the most recent financial statement provided to Lender, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of any Borrowers, any Lease Guarantor, any Tenant, or Parent Guarantor;

(iii) all representations and warranties contained herein and otherwise in connection with the Loan shall be true and correct; and

(iv) Borrowers shall have delivered all documents requested by Lender hereunder in each case in form and substance satisfactory to Lender.

(c) Lien Searches. Lender shall have received satisfactory Uniform Commercial Code, judgment, lien, bankruptcy and pending litigation searches for Borrowers, Parent Guarantor, and any other Person required by Lender, together with evidence of any and all necessary releases and terminations required by Lender.

(d) Collateral. Borrowers shall have granted to Lender a continuing first priority security interest in the Collateral (including pursuant to each Deed of Trust, which shall constitute a first priority lien or security interest on the Property subject thereto), and the Deeds of Trust, Uniform Commercial Code financing statements (including fixture filings), and any other applicable Collateral Documents shall have been filed or recorded with such authorities and filing offices as Lender may deem necessary or advisable.

(e) Title Insurance. Borrowers shall, or shall cause the title insurer to, deliver to Lender Title Policies in an aggregate amount of at least Twenty-Five Million and 00/100 Dollars ($25,000,000.00), which shall, to the extent available in the state in which the applicable Property is located, (i) contain affirmative coverage providing substantially the same benefits to Lender as would be provided by an ALTA Form 9 Endorsement or similar comprehensive endorsement; (ii) specifically insure Lender that the surveys described below describe the same real estate as is covered by the Title Policies; (iii) contain such other endorsements and affirmative insurance as Lender reasonably may require; and (iv) provide that Lender is protected against mechanics’ and materialmen’s lien claims up to and through the Loan Date. Lender shall have received and approved all underlying documents and instruments referred to in the Title Policies or in any preliminary title report or commitment obtained from the recorder’s office or other appropriate source. If requested by Lender, appropriate provisions reasonably satisfactory to Lender for co-insurance and/or reinsurance with direct access agreements shall also be obtained.

(f) ALTA/ACSM Surveys. Borrowers shall deliver, or shall cause to be delivered to Lender, an ALTA/ACSM survey of each Property, prepared and certified by a registered or certified land surveyor of the state in which such Property is located, currently dated and prepared in accordance with the standards of an As-Built Survey, in form and substance acceptable to Lender, certified to Lender, Lender’s counsel, and the title insurance company issuing the applicable Title Policy referred to above, showing, among other things, (i) no encroachments by improvements located on adjoining property onto such Property; and (ii) such additional information as reasonably may be required by Lender, Lender’s counsel, and/or such title insurance company.

(g) Insurance. Lender shall have received evidence of the insurance coverage required under the Loan Documents or otherwise required by Lender.

(h) Environmental Surveys. Lender shall have received and approved an environmental site assessment for each Property, certified to Lender by a qualified third party consultant approved by Lender, which shall (i) demonstrate the absence of any existing or potential Hazardous Material contamination or violations of Environmental Laws, except those disclosed in the reports as acceptable to Lender in its sole and absolute discretion, (ii) include the results of all sampling or monitoring to confirm the extent of existing or potential Hazardous Material contamination at such Property, (iii) describe response actions appropriate to remedy any existing or potential Hazardous Material contamination, and report the estimated cost of any such appropriate response, (iv) confirm that any prior removal of Hazardous Material or underground storage tanks from such Property was completed in accordance with Applicable Laws, and (v) otherwise conform with Lender’s reasonable requirements therefore.

(i) Appraisals. Lender shall have received and approved an appraisal of each Property, prepared by an independent appraiser selected by Lender, which appraisal shall satisfy the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, relating to the fair market value of such Property, its estimated useful life, its estimated value at the maturity of the Loan, and such other standard issues and considerations as may be required by Lender.

(j) Flood Hazard Determination Forms. Lender shall have received a flood hazard determination form concerning each Property.

(k) Leases. Each Lease shall (1) contain a remaining term of not less than fourteen (14) years from the Loan Date; (2) include renewal options; (3) be structured as a triple net lease (i.e., the Tenant thereunder shall pay rent and all taxes, insurance, and maintenance expenses pertaining to the Property subject thereto); and (4) be in form and substance acceptable to Lender in all respects. Each Sublease shall provide for the grant of a security interest in all operating leases and licenses applicable to the facility subject to such Sublease to the Master Tenant (and the assignment of such security interest to the Lender shall be expressly permitted under the Master Lease and each Sublease).

(l) Other Items pertaining to the Properties. Lender shall have received and approved such other documents, property information, and other assurances as Lender reasonably requires concerning the Properties, including, without limitation, a property condition report and engineering and/or zoning permits as required by Lender.

(m) Opinions. Lender shall have received and approved one or more written opinions from counsel for Borrowers and Parent Guarantor, which counsel must be acceptable to Lender, covering such matters as Lender may require, containing terms acceptable to Lender, and dated as of the date hereof.

(n) Litigation. No litigation or proceedings shall be pending or, to any Borrower’s knowledge, threatened against any Borrower or Parent Guarantor.

(o) Fees and Expenses. The Loan Fee and all other fees, expenses, and other amounts due and owing to Lender have been paid in full. If any fee is not paid in cash, Lender may, in its discretion, treat the fee as a principal advance under this Agreement or deduct the fee from the Loan proceeds.

(p) Bank Accounts. Borrowers shall have opened the Lockbox Account.

(q) Other Deliverables. Lender shall have received and approved all other certificates, financial statements, schedules, resolutions, opinions of counsel, notes and other documents or items which are provided for hereunder or which are otherwise required by Lender.

5. SECURITY INTEREST:

(a) Grant of Security Interest. To secure all payments of principal and interest under this Agreement and the payment and performance of all other obligations of Borrowers to Lender under the Loan Documents (all hereinafter called “Obligations”), each Borrower hereby grants to Lender a continuing first priority lien and security interest in and to the following property, whether now owned or hereafter acquired or arising, and wherever located (herein, the “Collateral”):

(i) The Properties, which secure the Obligations pursuant to the Deeds of Trust.

(ii) (1) all properties, assets and rights of such Borrower, including but not limited to such Borrower’s Accounts, Inventory, Equipment, Fixtures, Goods (including computer programs embedded in Goods and any supporting information provided in connection with a transaction relating to the program and as-extracted collateral), General Intangibles (including but not limited to things in action, payment intangibles, certificates of need, contracts, contract rights, software, income tax refunds, copyrights, copyright applications, licenses, permits, rights, patents, patent rights, patent applications, franchise rights, distributorship rights, service marks, trademarks, trademark rights, trademark applications, trade dress, formulae, customer lists, goodwill, trade secrets and rights to sue and recover for infringement of patents, trademarks and copyrights), Chattel Paper, Electronic Chattel Paper), Instruments, Investment Property, Documents (including bills of lading, dock warrants, dock receipts and warehouse receipts), Deposit Accounts, Commercial Tort Claims, Letters of Credit and Letters of Credit Rights, supporting obligations (all as such terms are defined in the applicable Uniform Commercial Code), and monies and books and records, wherever located; (2) all accessions, attachments, replacements, substitutions, modifications and additions to any and all of such property described in (1) above; and (3) all products and Proceeds of any and all of the foregoing (including insurance proceeds).

(iii) All capitalized terms used in the definition of Collateral in this Agreement and not otherwise defined herein, but which are defined in the Uniform Commercial Code, shall have the meaning given therein. If a term is defined differently in Article 9 of the Uniform Commercial Code from another Article of the Uniform Commercial Code, the term shall have the meaning specified in Article 9.

(b) Cross-Collateralization. All collateral owned by Borrowers securing the Obligations shall also secure all other present and future obligations of Borrowers to Lender (excluding any consumer credit covered by the federal Truth in Lending law, unless Borrowers have otherwise agreed in writing or received written notice thereof). All collateral securing any other present or future obligations of Borrowers to Lender shall also secure the Obligations.

(c) Collateral Locations. The locations of the Collateral are as set forth on SCHEDULE I attached hereto and made a part hereof.

(d) Financing Statements. Each Borrower (i) authorizes Lender to file (and Borrowers shall execute if requested by Lender) and (ii) irrevocably appoints Lender its agent and attorney-in-fact to execute in the name of such Borrower and file any Uniform Commercial Code financing statements (including any amendments thereto) or similar filings with such authorities and with any filing offices as Lender may determine are necessary or advisable to protect Lender’s interest in the Collateral and/or the Loan Documents, and such Borrower agrees to reimburse Lender upon demand for all costs incurred with respect thereto and with respect to any lien, tax or other related searches (that Lender may determine are necessary or advisable) performed by Lender (whether prior to or after the date of this Agreement) in connection with any Loan transaction.

(e) Other Collateral. In addition, the Obligations are also secured by the Collateral Documents.

6. REPRESENTATIONS AND WARRANTIES: Each Borrower represents and warrants to Lender, with respect to the Loan, as of the Effective Date and the Loan Date that:

(a) General Representations and Warranties.

(i) such Borrower is an entity duly and solely organized and validly existing in good standing under the laws of the state of its incorporation/organization;

(ii) such Borrower has full power to own its properties, to carry on its business as now being conducted and to execute, deliver and perform all of its obligations under the Loan Documents;

(iii) such Borrower is not directly or indirectly controlled by, or acting on behalf of, any person which is an “Investment Company”, within the meaning of the Investment Company Act of 1940, as amended;

(iv) such Borrower and the Tenants have the requisite participation agreements or provider numbers and have made all declarations and filings with all applicable Governmental Authorities, self-regulatory authorities and all courts and other tribunals and has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits (collectively, “Permits”), including without limitation, those relating to such Tenant’s operations as a healthcare provider, the lack of which could have a material adverse effect on any Borrower or Tenant or any of Borrower’s or Tenant’s business or operations. Each Permit is in full force and effect, and there is no investigation, audit, claim, review or other action pending or threatened that could result in a revocation, suspension, termination, probation restriction, limitation or non-renewal of any participation agreement, provider number or other Permit;

(v) such Borrower and the Tenants are in compliance in all material respects with all applicable federal state, local and foreign laws, statutes, orders, regulations, rules and ordinances (including, without limitation, healthcare laws, fraud and abuse laws, Environmental Laws and anti-money laundering and terrorism laws, regulations and executive orders) (collectively, “Applicable Laws”), the failure to comply with which could have a material adverse effect on any Borrower or Tenant or any Borrower’s or Tenant’s business or operations;

(vi) the execution, delivery and performance by such Borrower of the Loan Documents and all other related instruments and documents have been duly authorized by all necessary action of such Borrower and do not and will not violate any provision of law, statute, rule or regulation, or any judgment, franchise, permit, order, decree, ruling, writ or injunction of any court or administrative body, or of such Borrower’s organizational or charter documents, or the terms of any of its securities or result in the breach of, or constitute a default under, or require any consent under, any indenture, bank loan, credit agreement or other agreement or instrument to which any Borrower is a party or by which any Borrower or any property of any Borrower may be bound or affected;

(vii) except for any mortgage, deed of trust, Uniform Commercial Code financing statement filings, fixture filings or other recordings required hereunder with respect to the Collateral and the creation of the security interests contemplated hereby, no filings, recordations, notifications, registrations, notarizations, authentications or other formalities or property, stamp or similar taxes or duties and no approvals, licenses, orders, authorizations, consents or undertakings of any governmental bodies or regulatory, supervisory authorities are necessary or appropriate in connection with the execution, delivery and performance by Borrowers of the Loan Documents or for the payment to Lender of all sums hereunder or for the legality, validity, binding effect or enforceability hereof or thereof;

(viii) each of the Loan Documents and all other related instruments and documents have been duly executed and delivered by Borrowers and each constitutes a legal, valid and binding obligation of Borrowers, enforceable in accordance with its terms, subject to bankruptcy laws and other laws applicable to creditors’ rights generally;

(ix) all financial statements and other related financial information furnished to Lender by Borrowers and Parent Guarantor, and to the knowledge of Borrowers, those furnished by the Lease Guarantors and the Tenants, have been prepared in accordance with GAAP and fairly present, in all material respects, such entity’s financial position and results of its operations as of the dates given on such statements, including all material contingent liabilities; and all information (taken as a whole) furnished to Lender by or on behalf of Borrowers and Parent Guarantor, and to the knowledge of Borrowers, those furnished by the Lease Guarantors and the Tenants, in connection with the Loan, whether on or before the date hereof, is true and accurate in all material respects on the date such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect;

(x) such Borrower is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement and the other Loan Documents or by completion of the transactions contemplated hereunder or thereunder;

(xi) there are no pending or, to such Borrower’s knowledge, threatened actions or proceedings before any court, administrative agency or other dispute resolution forum that could have a material adverse effect on any Borrower, the Loan Documents, or the transactions thereunder, unless such actions have been previously disclosed to Lender and consented to in writing by Lender;

(xii) such Borrower is not in default with respect to any of its existing Indebtedness or under any material contract, lease or commitment to which it is a party or by which it is bound, nor does such Borrower know of any dispute regarding any contract, lease or commitment which, if adversely determined, could have a material adverse effect on any Borrower;

(xiii) the subordination provisions of the Subordination Agreements are enforceable against the parties thereto by Lender. Borrowers acknowledge that Lender is entering into this Agreement and is making the Loan in reliance upon the subordination provisions of the Subordination Agreements and this Section 6(a)(xiii);

(xiv) the Loan Documents do not evidence a consumer transaction;

(xv) since the date of the most recent financial statement provided to Lender, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of any Borrower, Parent Guarantor, any other Guarantor, any Lease Guarantor, or any Tenant;

(xvi) no brokerage fees or commissions are payable by any Borrower in connection with the Loan;

(xvii) such Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year and all taxes due have been paid, except as have been disclosed in writing to Lender; and

(xviii) attached hereto as EXHIBIT D to this Agreement is a true and complete description of the Lockbox Account and a true and complete list of all deposit accounts and other bank accounts maintained by Borrowers as of the date hereof, together with the name of each financial institution and account number with respect thereto.

(b) Collateral and Property.

(i) Borrowers have good title to the Collateral free and clear of any liens and encumbrances except those granted to Lender, and the security interest granted to Lender herein, in the Deeds of Trust, and in the other Collateral Documents will at all times constitute a valid, perfected and enforceable first priority security interest in favor of Lender, subject to no other security interest, mortgage, lien or encumbrance, except as may otherwise be permitted under the Loan Documents;

(ii) there are no leases, property management agreements, or other agreements or understandings concerning the use and management of the Properties to which any Borrower or Parent Guarantor is a party, verbal or written, except as set forth on SCHEDULE II;

(iii) to the knowledge of such Borrower, (1) each Tenant has full power and all Permits necessary to own its properties, to carry on its business as now being conducted and to execute, deliver and perform all of its obligations under the applicable Lease, and (2) there is no default under any Lease;

(iv) except as may be reflected in any survey of the Properties provided to Lender, no portion of any Property is located (1) in an area designated by Federal Emergency Management Agency as a “Special Flood Hazard Area”, (2) in an area classified as “wetlands” or (3) in an area designated by any federal, state or local governmental or quasi-governmental agency as a “floodway,” special flood hazard area or flood plain; and

(v) there are no agreements or understandings to which such Borrower is party respecting the Collateral, whether verbal or written, other than those expressed herein and Borrowers have not created any liens or encumbrances against the Collateral except the lien created hereby and by the Collateral Documents.

Each request for an extension of credit constitutes a renewal of these representations and warranties as of the date of the request.

7. COVENANTS: Borrowers hereby covenant and agree that until satisfaction of the Obligations hereunder:

(a) General Covenants. Each Borrower shall:

(i) preserve and maintain its existence and all of its rights, privileges and franchises, and continue the conduct of its present business in an orderly, efficient and regular manner;

(ii) maintain, and cause all Tenants to maintain, all Permits, the lack of which could have a material adverse effect on any Borrower or any Tenant or any Borrower’s or any Tenant’s business or operations, and not materially amend, modify, supplement or otherwise alter the nature, tenor or scope of any Permit;

(iii) remain in compliance, and cause all Tenants to remain in compliance, with all Applicable Laws, the failure with which to comply could have a material adverse effect on any Borrower or any Tenant or any Borrower’s or any Tenant’s business or operations, including, without limitation, the laws, regulations, orders, building restrictions and requirements of all governmental authorities having jurisdiction over the Properties or any Borrower’s business and all recorded covenants and restrictions affecting the Properties;

(iv) keep the Collateral (including, without limitation, the Properties) free and clear of all security interests, liens (including judicial liens), charges, encumbrances, taxes and assessments, except liens and security interests in favor of Lender and as may be permitted under the Loan Documents, and keep the Collateral comprised of tangible personal property at the Collateral Locations as set forth on SCHEDULE I attached hereto and not change the location of any such item without the prior written consent of Lender, which consent shall not be unreasonably withheld;

(v) not make or pay any distribution, dividend, professional and/or management fees or any loan repayments (including principal and interest) or any other payment to any of its members, partners or any individual or entity that maintains an ownership interest in such Borrower or to any of their affiliates or to any individual or entity that acts as an officer, manager or director of such Borrower, except to the extent that may be permitted in the Subordination Agreements;

(vi) (1) retain possession of the Collateral and not sell, exchange, assign, loan, deliver, lease, mortgage or otherwise dispose of such Collateral, other than pursuant to the Leases; (2) not alter or permit the alteration of the Collateral other than pursuant to the Leases; and (3) not use, operate or locate the Collateral in any manner so as to cause it to be excluded from coverage by any insurance required under the Loan Documents;

(vii) permit Lender upon advance notice to inspect the Properties and all maintenance records thereto, if any, at any reasonable time during normal business hours;

(viii) pay when due all license fees, charges, assessments, duties, privilege, sales, use, excise, ad valorem, intangible, stamp, property, and other similar taxes now or hereafter imposed upon or relating to the ownership, purchase, sale, use or operation of the Collateral or this transaction (exclusive of franchise taxes or taxes based upon the net income of Lender), and in the event that Lender shall pay any such taxes, to reimburse Lender upon demand therefor, and upon the request of Lender, deliver proof of the timely payment of all real estate taxes related to the Properties;

(ix) not, directly or indirectly, engage principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G or Regulation U issued by the Board of Governors of the Federal Reserve System), not permit proceeds of the Loan or other advance to be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock, or in any manner which might cause the Loan or other advance or the application of such proceeds to violate (or require any regulatory filing under) Regulation G, Regulation T, Regulation U, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System, in each case as in effect on the date or dates of the Loan or other advance and such use of proceeds. Further, no proceeds of the Loan or other advance will be used to acquire any security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934;

(x) promptly and duly execute and deliver (or cause to be executed and delivered) to Lender such further documents, opinions of counsel, resolutions, officer’s certificates, instruments and assurances and take such further action as Lender may from time to time reasonably request in order to carry out the intent and purpose of the Loan Documents and to establish and protect the rights and remedies created or intended to be created in favor of Lender hereunder, including without limitation, the authorization to file any Uniform Commercial Code financing statements, landlord and mortgagee waivers, or other documents reasonably requested by Lender;

(xi) timely file any and all tax returns and tax filings required under any governmental statute and pay and discharge, when due, all material obligations to third parties, except those obligations being contested in good faith with due diligence, and for which Borrowers shall have maintained, in accordance with GAAP, adequate reserves for the payment of the same;

(xii) timely file, and cause the Tenants to timely file, any and all notifications, reports, submissions, Permit renewals, cost reports, financial reports and other reports required by Applicable Law, which reports shall be materially accurate and complete in all respects and not misleading in any respect and shall not remain open or unsettled;

(xiii) notify Lender at least thirty (30) days prior to changing its legal name, address, identity, state of organization, organizational structure, organizational identification number (if applicable) or social security or taxpayer identification number (as applicable);

(xiv) notify Lender immediately upon receipt of notice of any lien, attachment or judicial proceeding affecting the Collateral in whole or in part;

(xv) notify Lender immediately upon Borrowers’ receipt of notice of any investigation or audit, or pending or threatened proceedings related to any material violation by any Borrower of any Tenant of any Applicable Law; and

(xvi) notify Lender immediately upon Borrowers becoming aware of the occurrence of any Default.

(b) Reporting.

(i) Borrower Representative shall deliver to Lender (1) promptly when available, and in any event, within one hundred thirty-five (135) days after the close of each fiscal year of Borrowers, (A) a copy of the annual financial statements of Borrowers (which shall be audited financial statements, if available), including consolidated balance sheet, statement of income, statement of cash flows for the fiscal year then ended and such other information (including nonfinancial information) as Lender may request, in reasonable detail, prepared and certified as true and correct by Borrowers; and (B) promptly, when available, a signed copy of the complete income tax returns filed with the Internal Revenue Service by Borrowers for the fiscal year covered by such financial statements; (2) promptly when available, and in any event, within sixty (60) days following the end of each fiscal quarter, a copy of the consolidated accrual basis financial statements of Borrowers regarding such fiscal quarter, including balance sheet, statement of income, statement of cash flows for the fiscal quarter then ended and such other information (including nonfinancial information) as Lender may request, in reasonable detail, prepared and certified as true and correct by Borrowers’ chief financial officer or controller; (3) at least thirty (30) days prior to the close of each fiscal year of Borrowers, financial projections for Borrowers for the upcoming fiscal year, specifying the assumptions used in creating such projections, together with copies of the forecasted consolidated balance sheet, statement of income and retained earnings, statement of cash flows for the upcoming fiscal year and such other information (including nonfinancial information) as Lender may request, in reasonable detail, prepared and certified in a manner acceptable to Lender; (4) amended projections at any time that changes occur which cause a decrease in projected income of Borrowers of 15% or more, in the aggregate, an increase in projected expenses of Borrowers of 15% or more, in the aggregate, or any other material adverse change; and (5) no later than forty-five (45) days after the end of each fiscal quarter, a Compliance Certificate;

(ii) Borrower Representative shall deliver to Lender, promptly when available, and in any event, within five (5) Business Days of receipt by any Borrower, any and all financial statements, compliance certificates, budgets, notices, operating plans, and reports, and any and all other documents, instruments, statements, or similar items provided to any Borrower by any Tenant or Grubb & Ellis Equity Advisors, Property Management, Inc., a Delaware corporation, or any other manager of any Property;

(iii) Borrower Representative shall deliver to Lender a certificate signed by an authorized officer of Borrower Representative, in the form of EXHIBIT F attached hereto, to Lender no later than seven (7) Business Days after the end of each calendar month, certifying and attaching the rent roll for the Properties, current as of the last day of the calendar month then ended, and containing such other information as Lender may request;

(iv) all financial statements and other related financial information furnished to Lender by Borrowers, Parent Guarantor, the Lease Guarantors, and the Tenants shall be prepared in accordance with GAAP and shall fairly present, in all material respects, such entity’s financial position and results of its operations as of the dates given on such statements, including all material contingent liabilities; and all information (taken as a whole) furnished to Lender by or on behalf of Borrowers, Parent Guarantor, Lease Guarantors, and the Tenants in connection with the Loan shall be, true and accurate in all material respects on the date such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect;

(c) Lockbox. To the extent that any Borrower opens any bank account after the date hereof, Borrower Representative shall provide to Lender an updated EXHIBIT D to this Agreement. Borrowers shall deliver to Lender, with respect to each lockbox, deposit account and other bank account at any time maintained by any Borrower, to the extent required by Lender, a deposit account control agreement, granting to Lender a security interest in such account, in form and substance satisfactory to Lender, executed by the financial institution at which such account is maintained (pursuant to which, among other things, such financial institution agrees that upon notice from Lender to such financial institution (which notice may be delivered by Lender upon a Default), all such payments received in the accounts will be promptly transferred to an account designated by Lender), and shall take such other actions as Lender may request to confirm that Lender’s security interest in such account is perfected by control as such term is used in Section 9-104 of the applicable Uniform Commercial Code. Borrowers shall ensure that all payments made to Borrowers and Master Tenant pursuant to the Leases, including without limitation all payments of rent pursuant to the Leases, and subsequent payment distributions to Borrowers are paid directly into the Lockbox Account.

(d) Indebtedness. Borrowers shall not, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness (other than the Loan and the Subordinated Obligations) or other obligation without the prior written consent of Lender.

(e) Material Agreements.

(i) No Borrower shall enter into any material agreement, including, without limitation, a Lease not set forth on SCHEDULE II hereto, without Lender’s prior written consent.

(ii) In the event that any Borrower enters into a Lease not set forth on SCHEDULE II attached hereto, Borrower Representative shall deliver, or cause to be delivered, such certificates, financial statements, schedules, resolutions, opinions of counsel, and any other document or item requested by Lender, including, without limitation, (1) a Lease Guaranty with respect to such Lease made by the equity holders of the Tenant(s) under such Lease, (2) a collateral assignment of such Lease Guaranty to Lender, and (3) a collateral assignment of all security pledged to any Borrower or Master Tenant, as the case may be, pursuant to such Lease, each in form and substance satisfactory to Lender.

(iii) Upon execution thereof, no Borrower shall agree to any material amendment, modification or waiver, or any termination, of any provision of a material agreement without Lender’s prior written consent; provided, however, that no Lease Document may be amended or otherwise modified in any respect without Lender’s prior written consent. In the event of any renewal of any Lease, the Lease Guaranty and Lease Security Agreement with respect to such Lease shall continue in full force and effect.

(f) Change in Ownership. No Borrower shall cause, permit, or suffer any change in capital ownership such that there is a material change, as determined by Lender in its sole discretion, in the direct capital ownership of Borrowers.

(g) Equipment and Fixtures. Without Lender’s prior written consent, no Borrower shall install any equipment or fixtures on any Property which are subject to a lien or security interest in favor of the seller or any other third party, or remove from any Property any equipment, machinery or fixtures used in connection with the maintenance or operation of any Property unless replaced by articles of equal suitability and value owned by Borrowers free and clear of any lien or security interest.

(h) Insurance. Borrowers shall maintain the insurance required by the Loan Documents. If at any time any structure on any Property is located in a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended, Borrowers shall acquire and maintain flood insurance in an amount acceptable to Lender. Upon the request of Lender, Borrower Representative shall deliver to Lender a copy of each insurance policy, or, if permitted by Lender, a certificate of insurance listing all insurance in force.

(i) Maintenance of Property. Borrowers shall (or shall take all appropriate action under the Leases to cause the Tenants to) (i) maintain the Properties, including the parking and landscaping portions thereof, in good condition and repair; (ii) promptly make, or cause Tenants to make all necessary structural and non-structural repairs to the Properties; and (iii) not demolish, alter, remove or add to any improvements, excepting the installation or construction of tenant improvements in connection with any Lease approved in accordance with the Loan Documents. Borrowers shall (or shall take all appropriate action under the Leases to cause the Tenants to) pay when due all claims for labor performed and materials furnished therefor in connection with any improvements or construction activities;

(j) Loans. No Borrower shall make any loans, advances or other extensions of credit to any individual or entity except for extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business to non-affiliated entities.

(k) Mergers and Acquisitions. No Borrower shall, without Lender’s written consent, (i) enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company; (ii) acquire or purchase a business or its assets; (iii) engage in any business activities substantially different from such Borrower’s present business; or (iv) liquidate or dissolve such Borrower’s business.

(l) Books and Records. Borrowers shall maintain adequate books and records and allow Lender and its agents to examine, audit and make copies of books and records at any reasonable time. If any of Borrowers’ books or records are in the possession of a third party, Borrowers authorize that third party to permit Lender or its agents to have access to perform examinations or audits and to respond to Lender’s requests for information concerning such books and records.

(m) Use of the Properties. Borrowers shall cause Operating Subtenants to occupy the Properties for the conduct of their regular business. No Operating Subtenant will change its intended use of any Property without Lender’s prior written approval. The Leases shall be fully subordinated to Lender’s lien at all times.

(n) Debt Service Coverage. The Borrowers shall not permit the Debt Service Coverage Ratio for the immediately preceding twelve-month period to be less than 1.50 to 1.00, tested as of June 30, 2012, and as of the last day of each fiscal quarter of the Borrowers thereafter.

8. DISCLAIMER OF WARRANTIES; LIMITATION OF REMEDIES; LIMITATION OF LIABILITY: THIS AGREEMENT IS SOLELY A FINANCING AGREEMENT. IN NO EVENT SHALL LENDER BE LIABLE (INCLUDING WITHOUT LIMITATION, UNDER ANY THEORY IN TORTS) FOR ANY LOSS OF USE, REVENUE, ANTICIPATED PROFITS OR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE USE, PERFORMANCE OR MAINTENANCE OF THE COLLATERAL, EXCEPT TO THE EXTENT THAT ANY SUCH LOSS OF USE, REVENUE, ANTICIPATED PROFITS OR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGE IS CAUSED SOLELY BY THE INTENTIONAL MISCONDUCT OF THE LENDER.

9. RISK OF LOSS; INSURANCE:

(a) Borrowers agree that Borrowers shall bear all risk of loss, damage to or destruction of the Collateral. Borrower Representative shall give Lender prompt written notice of any damage to or loss of the Collateral or of any occurrence arising from the possession, use or operation of the Collateral resulting in death or bodily injury, or damage to property. In the event of damage to any item(s) of Collateral, Borrowers shall immediately place such item(s) in good repair (with no abatement of payments under this Agreement), with the proceeds of any insurance recovery applied to the cost of such repair. If, however, any item(s) of Collateral shall become lost, stolen, destroyed, worn out, damaged beyond repair, condemned, confiscated, seized or requisitioned (herein “Event of Loss”), Borrowers shall, at the option of Lender, either replace the same with like collateral in good repair (with no abatement of payments under the Loan Documents) and execute any documents or instruments requested by Lender in order to ensure a valid, perfected and enforceable first priority security interest in such replacement collateral in favor of Lender, or pay to Lender on the next scheduled payment date immediately following such Event of Loss, the remaining unpaid principal balance of the Loan, all accrued and unpaid interest thereon, plus all other amounts due and unpaid under this Agreement, whereupon this Agreement shall terminate.

(b) Until satisfaction by Borrowers of the Obligations, Borrowers, at their expense, shall, or shall cause the Tenants to, maintain comprehensive general liability insurance (including, without limitation, business interruption coverage) and “all risks” property insurance (including, without limitation, flood and/or earthquake insurance, if required by Lender) covering the Collateral (as primary insurance for Borrowers and Lender), in each case in an amount acceptable to Lender and with carriers acceptable to Lender. The liability insurance policy shall name Lender, and its successors and assigns, as additional insured(s) and the property insurance policy shall name Lender, and its successors and assigns, as lenders loss payee(s) to the extent its interest(s) may appear, and both policies shall provide that they may not be cancelled or altered without at least thirty (30) days’ prior written notice to Lender, and its successors and assigns. Each Borrower irrevocably appoints Lender its agent and attorney-in-fact for the purpose of adjusting and settling any property insurance hereunder and endorsing in such Borrower’s name any instruments or payments received in respect thereof. Borrower Representative shall furnish to Lender, prior to the Loan Date, a certificate of insurance showing that such coverage is in effect, together with the endorsements required by Lender, however, Lender shall be under no duty either to ascertain the existence of or to examine such insurance policies or to advise Borrowers in the event that such insurance coverage does not comply with the requirements hereof. If Borrower Representative fails to provide Lender appropriate evidence of property insurance as required hereunder, Lender shall have the right, but not the obligation, to obtain property insurance covering its interest in the Collateral from an insurer of its choice, including an affiliate, and pay the premium therefor on behalf of Borrowers. Lender may add the costs of acquiring and maintaining such insurance and fees for its services in placing and maintaining such insurance (collectively, “Insurance Charge”) to the amounts due from Borrowers under this Agreement. Borrowers shall pay such Insurance Charge in equal installments allocated to the remaining Loan payments (plus interest on such allocation at 1.3% per month). In the event that Lender purchases such insurance, Borrowers shall cooperate with Lender’s insurance agent with respect to the placement of insurance and the processing of claims.

10. DEFAULT AND REMEDIES:

(a) Any one or more of the following shall constitute a default by Borrowers under this Agreement (herein, an “Event of Default”):

(i) failure by Borrowers to pay any amount under this Agreement or the other Loan Documents when due, which failure remains unremedied for a period of three (3) days from the due date thereof;

(ii) failure by Borrowers to maintain any insurance required under the Loan Documents;

(iii) failure by Borrowers to comply with the covenants contained in Sections 7(a)(ii), 7(a)(v), 7(a)(vi), 7(a)(ix), 7(a)(xiii) through 7(a)(xvi), 7(b) through 7(k), 7(m), and 7(n);

(iv) failure by Borrowers to comply with any other provisions or perform any of their other obligations arising under the Loan Documents, which failure remains unremedied by Borrowers for a period of thirty (30) days after any Borrower’s actual notice thereof;

(v) any representations or warranties made or given by any Obligor, any Tenant, or any Lease Guarantor in connection with the Loan Documents (including any applicable Guaranty) were false or misleading in a material respect when made;

(vi) subjection of any of the Collateral to levy or execution or other judicial process which is not or cannot be removed within thirty (30) days from the subjection thereof, or the imposition of any unauthorized lien on or transfer of the Collateral by or through Borrowers;

(vii) commencement of any insolvency, bankruptcy or similar proceedings by or against an Obligor, including any assignment by an Obligor for the benefit of creditors, and in the case of any such involuntary proceedings, such is not dismissed within sixty (60) days of institution, or the inability of an Obligor to generally pay its debts as they become due, or the appointment of a receiver, trustee or similar official for an Obligor or any of its respective property;

(viii) any material adverse change from the date of this Agreement in an Obligor’s business operations or financial condition, or any act of an Obligor which imperils the value of the Collateral or the prospect of full performance of an Obligor’s obligations under the Loan Documents, including but not limited to (1) the liquidation or dissolution of an Obligor or the commencement of any acts relative thereto; (2) any sale or other disposition of all or substantially all of the assets of an Obligor; (3) any merger or consolidation of an Obligor; or (4) the cessation of business by an Obligor;

(ix) a discontinuance by any Guarantor of its Guaranty, or a contest by any Guarantor of the validity of its Guaranty;

(x) the death of an Obligor if such Obligor is a natural person, the withdrawal of any partner of an Obligor if such Obligor is a partnership, the withdrawal of any member of an Obligor if such Obligor is a limited liability company, or the inability of an Obligor to perform any of its obligations contained in the Loan Documents;

(xi) Lender fails to have a valid and enforceable perfected security interest in or lien on the Collateral, or such security interest or lien fails to be prior to the rights and interest of others;

(xii) any (1) default under any Lease Document which is not cured by Tenants within applicable cure periods or otherwise remedied to Lender’s satisfaction by Borrowers; (2) early termination of any Lease Document; (3) failure of any Lease Document to be in full force and effect for any reason; or (4) default by any Tenant under any agreement, instrument, or other document pertaining to the Working Capital Loan (as defined in the Master Lease);

(xiii) the subordination provisions of any Subordination Agreement are revoked or invalid for any reason or otherwise cease to be in full force and effect;

(b) Upon the occurrence of any Event of Default, Lender may exercise any one or more of the following remedies (which remedies shall be cumulative, and may be exercised simultaneously, in each case to the extent permitted by law):

(i) terminate any obligation by Lender to lend monies under this Agreement, any of the other Loan Documents, or otherwise;

(ii) declare the remaining unpaid principal balance of the Loan, plus all accrued and unpaid interest thereon, plus all other amounts due and unpaid under the Loan Documents, immediately due and payable in full without notice or demand, whereupon such shall become immediately due and payable;

(iii) secure peaceable repossession and removal of the Collateral by Lender or its agent without judicial process;

(iv) notify all account debtors to pay directly to Lender and otherwise take any reasonable actions to collect the accounts receivable of Borrowers;

(v) sell, lease or otherwise dispose of the Collateral at public or private sale without advertisement or notice except that required by law, upon such terms and at such place as Lender may deem advisable and Lender may be the purchaser at any such sale (if any such notice is required, Lender and Borrowers agree that ten (10) days’ notice shall be deemed to be commercially reasonable);

(vi) demand and Borrowers shall pay all expenses in connection with any realization and remedial actions with respect to the Collateral relating to its repossession, refurbishing, selling or the like; and

(vii) exercise any other rights, powers, or remedies which may be available to it under the Loan Documents, any other written agreements or instruments relating to any of the Obligations or any security therefor, the Uniform Commercial Code, any other applicable law, or in equity.

Any proceeds received from Borrowers or net proceeds received with respect to disposition of the Collateral, shall be applied by Lender to the Obligations, in the order of application as Lender shall elect.

(c) Upon the occurrence of an Event of Default under Section 10(a)(vii), any obligation of Lender to lend monies under this Agreement, under any other agreement related thereto or otherwise will immediately terminate and the remaining unpaid principal balance of the Loan, plus all accrued and unpaid interest thereon, plus all other amounts due and unpaid under the Loan Documents, will be immediately due and payable in full without notice or demand. Each Borrower hereby waives any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender’s rights under the Loan Documents, and hereby consents to, and waives notice of release, with or without consideration, of Borrowers of any Collateral, notwithstanding anything contained herein or in or any other Loan Document to the contrary.

11. INDEMNIFICATION: Each Borrower hereby indemnifies and agrees to defend and hold Lender and its successors and assigns, and their employees, officers, directors and agents harmless from and against any and all losses, claims, suits, damages, expenses and liabilities (including negligence, tort and strict liability), together with reasonable attorneys’ fees, caused by, arising from, or related to (a) the Loan Documents, including, without limitation, the performance of any obligation under this Agreement and the other Loan Documents, the transactions contemplated hereby and thereby, the Loan, and the use of Loan proceeds; (b) the Collateral; or (c) the construction of any improvements on the Properties, or the ownership, operation, or use of the Properties, in each case whether such claims are based on theories of derivative liability, comparative negligence or otherwise. Borrowers’ obligations to Lender under this Section 11, except the obligation to give notices to Lender, shall survive termination of the Loan Documents, repayment of Borrowers’ Obligations, and foreclosure of the Deeds of Trust encumbering the Properties or similar proceedings, and shall also survive as unsecured obligations after any acquisition by Lender of the Properties or any part thereof by foreclosure or any other means. Notwithstanding the foregoing, Lender shall not be entitled to indemnification for any of the foregoing caused solely by the intentional misconduct of Lender.

12. NOTICES; CHANGES: Notices, requests or other communications required hereunder to be sent to either party shall be in writing and shall be (a) by United States first class mail, postage prepaid, and addressed to the other party at the address set forth above (or to such other address as such party shall have designated by proper notice), (b) by personal delivery, or (c) by overnight delivery by a nationally recognized courier. Each Borrower consents to service of process by certified mail or by overnight delivery by a nationally recognized courier at the address of the Borrower Representative set forth in the preamble to this Agreement (or to such other address as Borrower Representative shall have designated by proper notice) in connection with any legal action brought by Lender. Borrowers authorize Lender to fill in descriptive material in the Loan Documents (including serial numbers) and to correct any patent errors in the Loan Documents.

13. POWER OF ATTORNEY: Each Borrower hereby irrevocably appoints any officer, employee or agent of Lender as such Borrower’s true and lawful attorney-in-fact with power to,

(a) upon the occurrence of an Event of Default:

(i) endorse such Borrower’s name upon any notes, checks, drafts, money orders, or other instruments or payments or other Collateral that may come into Lender’s possession; and

(ii) sign and endorse such Borrower’s name upon any documents of title, invoices, freight or express bills, assignments, verifications and notices in connection with any of the Collateral, and any instruments or documents relating thereto or to Borrowers’ rights therein;

(b) at any time whether or not an Event Default has occurred:

(i) to execute in such Borrower’s name and file one or more financing, amendment and continuation statements covering the Collateral; and

(ii) file, settle or adjust, and receive payment of claims made under any insurance policy on or after the occurrence of any loss of Collateral or any damage or destruction thereto, and to endorse such Borrower’s name on any checks, drafts, or other instruments on payment of such insurance claims.

Any such attorney of any Borrower shall have full power to do any and all things necessary to be done with respect to the above transactions as fully and effectually as Borrowers might do, and each Borrower hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.

14. SPECIAL INTER-BORROWER PROVISIONS:

(a) Certain Borrower Acknowledgments and Agreements.

(i) Each Borrower acknowledges that it will enjoy significant benefits from the business conducted by each other Borrower because of, inter alia, their combined ability to bargain with other Persons, including, without limitation, their ability to receive the Loan on favorable terms granted by this Agreement and the other Loan Documents which would not have been available to an individual borrower acting alone. Each Borrower has determined that it is in its best interest to procure the Loan, which each such Borrower may utilize directly and which receive the credit support of each other Borrower as contemplated by this Agreement and the other Loan Documents.

(ii) Lender has advised each Borrower that Lender is unwilling to enter into this Agreement and the other Loan Documents and make available the Loan extended hereby to any Borrower unless each Borrower agrees, inter alia, to be jointly and severally liable for the due and proper payment of the Obligations of each other Borrower under this Agreement and the other Loan Documents. Each Borrower has determined that it is in its best interest and in pursuit of its purposes that it so induce Lender to extend credit pursuant to this Agreement and the other documents executed in connection herewith (1) because of the desirability to each Borrower of the Loan, the interest rates, and the modes of borrowing available hereunder, (2) because each Borrower may engage in transactions jointly with any other Borrower, and (3) because each Borrower may require, from time to time, access to funds under this Agreement for the purposes herein set forth.

(iii) The Borrower Representative (on behalf of each Borrower) shall maintain records specifying (1) all Obligations incurred by each Borrower, (2) the date of such incurrence, (3) the date and amount of any payments made in respect of such Obligations, and (4) all inter-borrower obligations pursuant to this Section 14. The Borrower Representative shall make copies of such records available to Lender, upon request.

(b) Maximum Amount of Joint and Several Liability. To the extent that Applicable Law otherwise would render the full amount of the joint and several obligations of any Borrower hereunder and under the other Loan Documents invalid or unenforceable, such Borrower’s obligations hereunder and under the other Loan Documents shall be limited to the maximum amount that does not result in such invalidity or unenforceability, provided, however, that each Borrower’s obligations hereunder and under the other Loan Documents shall be presumptively valid and enforceable to their fullest extent in accordance with the terms hereof or thereof as if this Section 14(b) were not a part of this Agreement.

(c) Authorization of Borrower Representative.

(i) Each Borrower hereby irrevocably authorizes G&E Monument to give notices, make requests, make payments, receive payments and notices, give receipts, execute agreements, make agreements or take any other action whatever on behalf of such Borrower under and with respect to any Loan Document (in such capacity, G&E Monument is referred to herein as the “Borrower Representative”), and each Borrower shall be bound thereby. This authorization is coupled with an interest and shall be irrevocable, and Lender may rely on any notice, request, or information supplied by, every document executed by, every agreement made by, or other action taken by, the Borrower Representative, in respect of each Borrower or any thereof as if the same were supplied, made, or taken by each or every Borrower. Without limiting the generality of the foregoing, the failure of any Borrower to join in the execution of any writing in connection herewith shall not, unless the context clearly requires, relieve any such Borrower from obligations in respect of such writing. Each Borrower hereby unconditionally releases Lender with respect to any claims, obligations, or duties that such Persons may otherwise have been deemed to possess absent the designation and appointment contained in this Section 14(c).

(ii) Each Borrower acknowledges that the credit provided hereunder is on terms more favorable than any such Person acting alone would receive and that each such Person benefits directly and indirectly from the Loan hereunder. Each Borrower shall be jointly and severally liable for all Obligations, regardless of, inter alia, which Borrower requested (or received the proceeds of) the Loan.

(d) Other Provisions Regarding the Nature and Extent of Liability.

(i) Each Borrower agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender the prompt full payment of all Obligations and the prompt performance of all agreements under this Agreement and the other Loan Documents. Each Borrower agrees that each reference to “the Borrowers” in this Agreement shall be deemed to refer to each such Borrower, jointly and severally with each other Borrower. Each Borrower agrees that its obligations hereunder constitute continuing obligations, that such obligations shall not be discharged until the full payment of all Obligations, and that such obligations and its joint and several liability hereunder are absolute and unconditional, irrespective of, and, to the fullest extent permitted by applicable law, will not be discharged, impaired, or affected by any of the following: (1) the genuineness, validity, regularity, enforceability, avoidance, subordination or any future modification of, or change in, any Obligation or Loan Document, or any other document, instrument or agreement to which any Obligor is or may become a party or be bound, or the power or authority or lack thereof of any other Obligor to incur its obligations; (2) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same; (3) the absence of any action to enforce this Agreement (including this Section 14(d)) or any other Loan Document, or any waiver, consent or indulgence of any kind by Lender with respect thereto, or the waiver, consent, extension, forbearance, or granting of any indulgence by Lender with respect to any of the Obligations or any instrument or agreement evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Lender; (4) the failure by Lender to take any steps to perfect or maintain the perfected status of its security interests in or liens upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations, or Lender’s release of any Collateral or any of its security interests in or Liens upon any Collateral; (5) Lender’s election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code; (6) any borrowing or grant of a security interest by any other Obligor, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (7) the release or compromise, in whole or in part, of the liability of any Obligor for the payment of any of the Obligations; (8) any amendment or modification of any of the Loan Documents or waiver of any Event of Default; (9) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees, or other charges payable in connection therewith, or any decrease in the same; (10) the disallowance of all or any portion of Lender’s claims for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code; (11) the insolvency of any Obligor, or the existence or non-existence of any Obligor as a legal entity; (12) the payment in full of all of the Loan at any time or from time to time, except the full payment of all Obligations; (13) any statute of limitations affecting the liability of any other Obligor hereunder or under any of the other Loan Documents or the ability of Lender to enforce this Agreement, this Section 14(d), or any other provision of any Loan Document; (14) any right of offset, counterclaim or defense of any Obligor, including those that have been waived by the Obligors pursuant to the Loan Documents; (15) any transfer by any Obligor of all or any part of any Collateral; and (16) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of any Obligor. At any time an Event of Default exists, Lender may proceed directly and at once, without notice to any Obligor, against any or all of the Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require Lender under applicable law to pursue or exhaust its remedies against any Collateral or Obligor before pursuing any Borrower or another Obligor. Each Borrower consents and agrees that Lender shall be under no obligation to marshal any assets in favor of any Obligor or against or in payment of any or all of the Obligations.

(ii) No payment or payments made by a Obligor or received or collected by Lender from any Collateral or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release, or otherwise affect the liability of any Borrower under this Agreement, each of which shall remain jointly and severally liable for the payment and performance of the Loan and all other Obligations until the Obligations are paid in full and this Agreement is terminated.

(iii) Each Borrower is unconditionally obligated to repay the Obligations jointly and severally under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower’s Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an “Accommodation Payment”), then each other Borrower (each, a “Contributing Borrower”) shall be obligated to make contribution to such Borrower (the “Paying Borrower”) in an amount equal to (1) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought, minus (2) the amount, if any, of the then-outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower’s recovery of contribution hereunder from every other Borrower, in the aggregate, shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of each and every Borrower. As used herein, the term “Allocable Percentage” shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the aggregate value of the Collateral as reported in the appraisals most recently delivered to Lender and the numerator of which shall be the aggregate value of the Collateral of such Contributing Borrower as reported in the appraisals most recently delivered to Lender; provided, however, that such percentages shall be modified in the event that contribution a Borrower is not possible by reason of insolvency, bankruptcy, or otherwise by reducing such Borrower’s Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Person proportionately so that the Allocable Percentages of every Borrower, in the aggregate, at all times equals one hundred percent (100%).

(iv) Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution, and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver, or debtor in-possession, howsoever arising, due or owing or whether heretofore, now, or hereafter existing, to the payment in full of all of the Obligations.

(v) Each Borrower (1) shall be jointly and severally liable for the obligations, duties and covenants of each other such Borrower under this Agreement and the acts and omissions of each other such Borrower; and (2) jointly and severally makes each representation and warranty for itself and each other such Borrower under this Agreement. Notwithstanding the foregoing, if, in any action to enforce the Obligations against any Borrower or any proceeding to allow or adjudicate a claim hereunder, a court of competent jurisdiction determines that enforcement of the joint and several obligations of each and every other Borrower against such Borrower for the full amount of the Obligations is not lawful under, or would be subject to avoidance under Section 548 of the Bankruptcy Code or any applicable provision of Federal or state law, the liability of such Borrower hereunder shall be limited to the maximum amount lawful and not subject to avoidance under such law.

15. MISCELLANEOUS:

(a) Complete Agreement. THIS AGREEMENT CONTAINS THE COMPLETE AGREEMENT OF THE PARTIES WITH RESPECT TO ITS SUBJECT MATTER AND SUPERSEDES AND REPLACES ANY PREVIOUSLY MADE PROPOSALS, REPRESENTATIONS, WARRANTIES OR AGREEMENTS.

(b) Assignments. LENDER MAY ASSIGN OR TRANSFER THE LOAN DOCUMENTS AND/OR LENDER’S INTEREST IN THE COLLATERAL WITHOUT NOTICE TO BORROWERS. UPON ASSIGNMENT, BORROWERS AGREE TO PAY WITHOUT ABATEMENT, DEDUCTION OR SETOFF ALL AMOUNTS WHICH BECOME DUE UNDER THE LOAN DOCUMENTS AND FURTHER AGREE THAT BORROWERS WILL NOT ASSERT AGAINST ASSIGNEE ANY DEFENSE, COUNTERCLAIM, RECOUPMENT CLAIM OR SETOFF WHICH BORROWERS HAVE OR MAY HAVE AT ANY TIME AGAINST LENDER FOR ANY REASON WHATSOEVER. NO BORROWER SHALL ASSIGN OR IN ANY WAY DISPOSE OF ALL OR ANY PART OF THE COLLATERAL (OTHER THAN INVENTORY IN THE ORDINARY COURSE OF BUSINESS) OR ITS RIGHTS OR OBLIGATIONS UNDER THE LOAN DOCUMENTS WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER.

(c) Successors and Assigns. The Loan Documents shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, heirs, and permitted successors and assigns.

(d) Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, THE PARTIES HERETO WAIVE ALL RIGHTS TO A JURY TRIAL IN ANY LITIGATION ARISING FROM OR RELATED IN ANY WAY TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.

(e) Governing Law; Jurisdiction and Venue. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF. BORROWERS AND LENDER AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE LITIGATED IN THE FEDERAL, STATE OR LOCAL COURTS SITTING IN OR FOR THE COUNTY OF MIDDLESEX, NEW JERSEY, AND HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS. Borrowers and Lender acknowledge that such courts are convenient forums and waive any defense based upon doctrines of venue or forum non-conveniens or similar rules or doctrines.

(f) Amendments and Waivers. No amendment, supplement or other modification under the Loan Documents shall be effective unless in writing signed by the parties hereto and no waiver under the Loan Documents shall be effective unless in writing, signed by the party to be charged. No failure to exercise, no delay in exercising, and no single or partial exercise on the part of Lender of any right, remedy, or power under the Loan Documents, shall operate as a waiver thereof or preclude Lender from exercising any other right, remedy or power under the Loan Documents. Any provision of any Loan Document which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of such Loan Document.

(g) Reproductions. The Loan Documents and all related documents, including (i) amendments, supplements, addenda, consents, waivers and modifications which may be executed contemporaneously therewith or subsequently thereto, (ii) documents received by Lender from Borrower Representative or any other Borrower, and (iii) financial statements, certificates and other information previously or subsequently furnished to Lender, may be reproduced by Lender by any photographic, photostatic, microfilm, micro-card, miniature photographic, compact disk reproduction or other similar process and Lender may destroy any original document so reproduced. Each Borrower waives all right to object to the admissibility of such reproduction and stipulates that any such reproduction shall, to the extent permitted by law, be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original itself is in existence and whether or not the reproduction was made by Lender in the regular course of business) and that any enlargement, facsimile or further reproduction of the reproduction shall likewise be admissible in evidence.

(h) Survival. The representations, warranties, obligations and indemnities of Borrowers under the Loan Documents shall survive the termination of the Loan Documents to the extent required for their full observance and performance. No action regardless of form arising out of the Loan Documents may be brought by any Borrower more than two (2) years after the cause of action has accrued.

(i) Joint and Several Liability of Co-Makers. The obligations of each co-maker (if any) of each Loan Document shall be primary, joint and several. In the event Borrowers fail to meet any of their obligations under the Loan Documents, Lender may at its option satisfy such obligation and Borrowers shall reimburse Lender on demand therefor.

(j) Costs and Expenses. In the event that legal or other action is required to enforce Lender’s rights under the Loan Documents (including but not limited to the exercise of remedies under Section 10 hereof), Borrowers agree to reimburse Lender on demand for Lender’s reasonable attorneys’ fees and its other related costs and expenses (whether incurred prior to or after judgment). Notwithstanding any applicable state laws to the contrary, Borrowers agree to reimburse Lender for all reasonable attorneys’ fees incurred by Lender incident to any action or proceeding involving any Borrower brought pursuant to the Bankruptcy Code, as amended, which are allowable under Section 506(b) thereof. Borrowers agree to pay all costs and expenses incurred by Lender in connection with making the Loan. Such costs and expenses include, but are not limited to, charges for title insurance, recording and escrow charges, appraisal fees, fees for environmental services, and any other reasonable fees and costs for services, regardless of whether such services are furnished by Lender’s employees or by independent contractors. Borrowers agree to reimburse Lender for any expenses Lender incurs in the preparation of the Loan Documents. Expenses include, but are not limited to, reasonable attorneys’ fees, including any allocated costs of Lender’s in-house counsel to the extent permitted by applicable law. Borrowers agree to reimburse Lender for the cost of periodic appraisals of the real property collateral securing the Loan, at such intervals as Lender may reasonably require. The appraisals may be performed by employees of Lender or by independent appraisers.

(k) Captions. The captions in the Loan Documents are for convenience only and shall not define or limit any of the terms therein.

(l) Counterparts. This Agreement may be executed in counterparts, all of which counterparts taken together shall constitute one completed fully executed document.

(m) Limitation of Interest and Other Charges. If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by Lender as compensation for fees, services or expenses incidental to the making, negotiating or collection of the Loan, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by Lender to the Borrowers under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement shall be governed by such new law as of its effective date.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as set forth below.

ACCEPTED BY:
SIEMENS FINANCIAL SERVICES, INC.,
as Lender
BY: /s/ Stephanie Marinello
(Authorized Signature)
NAME: Stephanie Marinello
(Printed or Typed)
TITLE: Senior Vice President-Operations
(Printed or Typed)
DATE: May 19, 2011
(Printed or Typed)
BY: /s/ Mark Gallagher
(Authorized Signature)
NAME: Mark Gallagher
(Printed or Typed)
TITLE: Vice President-Lending
(Printed or Typed)
DATE: May 19, 2011
(Printed or Typed)

BY EXECUTION HEREOF, THE PERSON SIGNING ON BEHALF OF EACH BORROWER CERTIFIES
THAT (S)HE HAS READ THIS ENTIRE AGREEMENT, THAT LENDER OR ITS REPRESENTATIVES
HAVE MADE NO AGREEMENTS OR REPRESENTATIONS EXCEPT AS SET FORTH HEREIN OR IN THE
OTHER LOAN DOCUMENTS, AND THAT (S)HE IS DULY AUTHORIZED TO EXECUTE THIS
AGREEMENT ON BEHALF OF SUCH BORROWER.
G&E HC REIT II MONUMENT LTACH PORTFOLIO, LLC,
as Borrower Representative and a Borrower
By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP
Its: Sole Managing Member
By: GRUBB & ELLIS HEALTHCARE REIT II, INC.
Its: General Partner
BY: /s/ Shannon K S Johnson
(Authorized Signature)
NAME: Shannon K S Johnson
(Printed or Typed)
TITLE: Chief Financial Officer
(Printed or Typed)
DATE: May 19, 2011
(Printed or Typed)
G&E HC REIT II ATHENS LTACH, LLC,
as a Borrower
G&E HC REIT II MONUMENT LTACH PORTFOLIO, LLC,
Its: Sole Managing Member
By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP
Its: Sole Managing Member
By: GRUBB & ELLIS HEALTHCARE REIT II, INC.
Its: General Partner
BY: /s/ Shannon K S Johnson
(Authorized Signature)
NAME: Shannon K S Johnson
(Printed or Typed)
TITLE: Chief Financial Officer
(Printed or Typed)
DATE: May 19, 2011
(Printed or Typed)
G&E HC REIT II CAPE GIRARDEAU LTACH, LLC, as a Borrower
G&E HC REIT II MONUMENT LTACH PORTFOLIO, LLC,
Its: Sole Managing Member
By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP
Its: Sole Managing Member
By: GRUBB & ELLIS HEALTHCARE REIT II, INC.
Its: General Partner
BY: /s/ Shannon K S Johnson
(Authorized Signature)
NAME: Shannon K S Johnson
(Printed or Typed)
TITLE: Chief Financial Officer
(Printed or Typed)
DATE: May 19, 2011
(Printed or Typed)
G&E HC REIT II COLUMBIA LTACH, LLC, as a Borrower
G&E HC REIT II MONUMENT LTACH PORTFOLIO, LLC,
Its: Sole Managing Member
By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP
Its: Sole Managing Member
By: GRUBB & ELLIS HEALTHCARE REIT II, INC.
Its: General Partner
BY: /s/ Shannon K S Johnson
(Authorized Signature)
NAME: Shannon K S Johnson
(Printed or Typed)
TITLE: Chief Financial Officer
(Printed or Typed)
DATE: May 19, 2011
(Printed or Typed)
G&E HC REIT II JOPLIN LTACH, LLC, as a Borrower
G&E HC REIT II MONUMENT LTACH PORTFOLIO, LLC,
Its: Sole Managing Member
By: GRUBB & ELLIS HEALTHCARE REIT II HOLDINGS, LP
Its: Sole Managing Member
By: GRUBB & ELLIS HEALTHCARE REIT II, INC.
Its: General Partner
BY: /s/ Shannon K S Johnson
(Authorized Signature)
NAME: Shannon K S Johnson
(Printed or Typed)
TITLE: Chief Financial Officer
(Printed or Typed)
DATE: May 19, 2011
(Printed or Typed)

SIEMENS ANNEX I to LOAN AND SECURITY AGREEMENT

DEFINITIONS:

“Accommodation Payment” means Accommodation Payment, as described in Section 14(d)(iii) of the Agreement.

“Adjusted Current Yield” means Adjusted Current Yield, as described in Section 3(d)(iv)(4) of the Agreement.

“Agreement” means the Agreement, as described in the preamble to the Agreement.

“Allocable Percentage” means Allocable Percentage, as described in Section 14(d)(iii) of the Agreement.

“Applicable Laws” means Applicable Laws, as described in Section 6(a)(v) of the Agreement.

“Assignment and Consent Agreements” means, collectively, (a) that Assignment and Consent Agreement, dated as of even date herewith, by and among G&E Athens, Landmark Hospital of Athens, LLC, a Georgia limited liability company, Georgia Bank & Trust, a Georgia bank, and Lender; (b) that certain Assignment and Consent Agreement, dated as of even date herewith, by and among G&E Cape Girardeau, Landmark Hospital of Cape Girardeau, LLC, a Missouri limited liability company, Montgomery Bank, a Missouri financial institution, and Lender; (c) that certain Assignment and Consent Agreement, dated as of even date herewith, by and among G&E Columbia, Landmark Hospital of Columbia, LLC, a Missouri limited liability company, Montgomery Bank, a Missouri financial institution, and Lender; and (d) that certain Assignment and Consent Agreement, dated as of even date herewith, by and among G&E Joplin, Landmark Hospital of Joplin, LLC, a Missouri limited liability company, Arvest Bank, a Missouri financial institution, and Lender, each as amended, restated, supplemented, or otherwise modified from time to time, and together with all annexes, exhibits, and schedules attached thereto. Each of the foregoing is referred to individually as an “Assignment and Consent Agreement”.

“Bankruptcy Code” means the United States Bankruptcy Code, as now existing or hereafter amended.

“Borrower Representative” means Borrower Representative, as described in Section 14(c) of the Agreement.

“Borrowers” means Borrowers, as described in the preamble to the Agreement. Each of the foregoing is referred to individually as a “Borrower”.

“Business Day” means any day other than a Saturday, Sunday or a day on which banks in the State of New Jersey are required by to be closed.

“Collateral” means Collateral, as described in Section 5(a) of the Agreement.

“Collateral Assignment” means that certain Collateral Assignment of Lease Documents of even date herewith executed by Borrowers, Lender, Tenants, and Lease Guarantors, which provides, without limitation, for the collateral assignment of (a) all Lease Documents listed on Schedule II hereto as of the Effective Date and (b) all security pledged to Borrowers and the Master Tenant pursuant to such Lease Documents, as amended, restated, supplemented, or otherwise modified from time to time, and together with all annexes, exhibits, and schedules attached thereto.

“Collateral Assignment of Proceeds” means an Assignment of Proceeds of Letter of Credit and Request for Issuer’s Consent of even date herewith executed by a Borrower and consented to by Montgomery Bank, as issuer of each Lease Letter of Credit, as amended, restated, supplemented, or otherwise modified from time to time, and together with all annexes, exhibits, and schedules attached thereto.

“Collateral Documents” means, collectively, this Agreement, the Assignment and Consent Agreements, the Deeds of Trust, each Collateral Assignment of Proceeds, the Collateral Assignment, all lockbox agreements, deposit account control agreements and securities account control agreements, or other similar agreements delivered to Lender pursuant to the Loan Documents, and each of the other agreements, mortgages, instruments, or documents that creates or purports to create a Lien in favor of Lender, and all each of the other agreements, mortgages, instruments or documents that creates or purports to create a lien in favor of Lender, and Subordination, Nondisturbance and Attornment Agreements with respect to the Collateral. Each of the foregoing is referred to individually as a “Collateral Document”.

“Compliance Certificate” means a certificate in the form of EXHIBIT E to the Agreement, certified as accurate by a financial officer of the Borrower Representative, (a) setting forth in reasonable detail the calculation for the financial covenant contained in Section 7(n) of the Agreement; (b) stating that, based upon examination sufficient to permit him/her to make an informed statement, no Default exists, or, if such is not the case, specify each such Default, its nature, when it occurred, whether it is continuing, and the steps being taken by Borrowers with respect thereto; and (c) containing such other information as Lender may request.

“Contributing Borrower” means a Contributing Borrower, as described in Section 14(d)(iii) of the Agreement.

“Current Yield” means Current Yield, as described in Section 3(d)(iv)(1) of the Agreement.

“Debt Service” means, for any period, the sum (without duplication) of (a) total interest expense (including, without limitation, that attributable to capital lease obligations) of Borrowers for such period with respect to all outstanding Indebtedness of Borrowers, and (b) scheduled payments made during such period on account of principal of Indebtedness (including, without limitation, capital lease and operating lease obligations) of Borrowers.

“Debt Service Coverage Ratio” means, for any period, the ratio of (a) EBITDAR for such period to (b) Debt Service for such period.

“Default” means any event or condition which constitutes an Event of Default or which, with the giving of notice, the passage of time or both, would constitute an Event of Default.

“Deeds of Trust” means, collectively, (a) that certain Deed to Secure Debt, Assignment of Rents and Security Agreement, dated as of even date herewith, made by G&E Athens, as Grantor, for the benefit of Lender, as Beneficiary; (b) that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of even date herewith, made by G&E Cape Girardeau, as Grantor, for the benefit of Lender, as Beneficiary; (c) that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of even date herewith, made by G&E Columbia, as Grantor, for the benefit of Lender, as Beneficiary; and (d) that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of even date herewith, made by G&E Joplin, as Grantor, for the benefit of Lender, as Beneficiary, each as amended, restated, supplemented, or otherwise modified from time to time, and together with all annexes, exhibits, and schedules attached thereto. Each of the foregoing is referred to individually as a “Deed of Trust”.

“Distribution and Management Fee Subordination Agreement” means that certain Subordination Agreement, dated as of even date herewith executed by Borrowers, Lender, Grubb & Ellis Equity Advisors, Property Management, Inc., a Delaware corporation, Parent Guarantor, and any and all Persons entitled to receive distributions from Borrowers from time to time, which Subordination Agreement provides, without limitation, for the subordination of such distributions and all property management fees to be paid by the Borrowers to the payment of the Obligations, as such Subordination Agreement may be amended, restated, supplemented, or otherwise modified from time to time, and together with all annexes, exhibits, and schedules attached thereto.

“EBITDAR” means, for any period, the net income (or loss), adjusted to exclude all extraordinary items, of Borrowers for such period, determined on a consolidated basis in accordance with GAAP, plus, without duplication and to the extent reflected as a charge in the statement of such net income for such period, the sum of (a) interest expense, (b) income tax expense, (c) depreciation and amortization expenses, and (d) rental (operating lease) expense.

“Effective Date” means the Effective Date, as described in the preamble to the Agreement.

“Environmental Indemnity Agreement” means that certain Environmental Indemnification Agreement, dated as of even date herewith, made by Borrowers and Parent Guarantor for the benefit of Lender, as amended, restated, supplemented, or otherwise modified from time to time, and together with all annexes, exhibits, and schedules attached thereto.

“Environmental Laws” means Environmental Laws, as defined in the Environmental Indemnity Agreement.

“Event of Default” means an Event of Default, as described in Section 10(a) of the Agreement.

“Event of Loss” means an Event of Loss, as described in Section 9(a) of the Agreement.

“Fixed Amount” means Fixed Amount, as described in Section 3(d)(iv) of the Agreement.

“G&E Athens” means G&E Athens, as described in the preamble to the Agreement.

“G&E Cape Girardeau” means G&E Cape Girardeau, as described in the preamble to the Agreement.

“G&E Columbia” means G&E Columbia, as described in the preamble to the Agreement.

“G&E Joplin” means G&E Joplin, as described in the preamble to the Agreement.

“G&E Monument” means G&E Monument, as described in the preamble to the Agreement.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time applied on a consistent basis, both as to classification of items and amounts.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

“Guarantor” means any party that has executed or delivered, or shall in the future execute or deliver, any guaranty of any portion of the Obligations, including, without limitation, Parent Guarantor, each together with their successors and assigns.

“Guaranty” or “Guaranties” means each guaranty made by a Guarantor in favor of Lender, including without limitation the Parent Guaranty, each as amended, restated, supplemented, or otherwise modified from time to time, and together with all annexes, exhibits, and schedules attached thereto.

“Hazardous Materials” means Hazardous Materials, as defined in the Environmental Indemnity Agreement.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all capital lease obligations, (c) all obligations to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (d) all indebtedness secured by a lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker’s acceptances issued for the account of such Person, (f) all contingent liabilities, (g) all liabilities of any partnership or joint venture of which such Person is a general partner or joint venturer, and (h), all obligations of such Person to make any payment in connection with any warrants or any other equity interests including, without limitation, any put, redemption and mandatory dividends, of such Person.

“Insurance Charge” means an Insurance Charge, as described in Section 9(b) of the Agreement.

“Interest Rate” means Interest Rate, as described in Section 3(b) of the Agreement.

“Lease Documents” means the Leases, the Lease Guaranties, and the Lease Security Agreements. Each of the foregoing is referred to individually as a “Lease Document”.

“Lease Guaranties” means the lease guaranties set forth on SCHEDULE II attached to the Agreement, and all other guaranties of the obligations of Tenants under the Leases in effect from time to time, each as amended, restated, supplemented, or otherwise modified from time to time, and together with all annexes, exhibits, and schedules attached thereto. Each of the foregoing is referred to individually as a “Lease Guaranty”.

“Lease Guarantors” means the lease guarantors set forth on SCHEDULE II attached to the Agreement, and all other Persons guaranteeing the obligations of Tenants under the Leases, each together with their successors and assigns. Each of the foregoing is referred to individually as a “Lease Guarantor”.

“Lease Letters of Credit” means, collectively, each Letter of Credit referred to in the Master Lease and in each Sublease. Each of the foregoing is referred to individually as a “Lease Letter of Credit”.

“Lease Security Agreements” means, collectively, the Security Agreements set forth on SCHEDULE II attached to the Agreement, and all other security agreements pertaining to any Lease from time to time, each as amended, restated, supplemented, or otherwise modified from time to time, and together with all annexes, exhibits, and schedules attached thereto. Each of the foregoing is referred to individually as a “Lease Security Agreement”.

“Leases” means the Master Lease, the Subleases, any other lease agreements set forth on SCHEDULE II attached to the Agreement, and all other lease agreements pertaining to all or any portion of any Property from time to time, each as amended, restated, supplemented, or otherwise modified from time to time, and together with all annexes, exhibits, and schedules attached thereto. Each of the foregoing is referred to individually as a “Lease”.

“Lender” means Lender, as described in the preamble to the Agreement.

“Loan” means the Loan, as described in the recitals to the Agreement.

“Loan Amount” means the Loan Amount, as described in the recitals to the Agreement.

“Loan Date” means the Loan Date, as described in Section 3(a) of the Agreement.

“Loan Documents” means the Agreement, the Note, the Deeds of Trust, the Environmental Indemnity Agreement, the Subordination Agreements, the Parent Guaranty, the other Collateral Documents, and any other agreements, instruments, documents, and certificates now or hereafter entered into relating thereto or to the Agreement and to the transactions contemplated thereby or hereby and to which any Borrower is a party or which secures the obligations of any of the Borrowers to Lender, each as amended, restated, supplemented, or otherwise modified from time to time, and together with all annexes, exhibits, and schedules attached thereto.

“Loan Fee” means $187,500.00, which shall be paid by Borrowers.

. “Lockbox Accounts” means a lockbox account that Borrowers have established with a United States depository institution approved by Lender for the collections of payments made to Borrowers pursuant to the Leases and subsequent payment distributions to Borrowers.

“Master Lease” means that certain Master Lease, made as of August 12, 2010, by and among G&E Athens, G&E Cape Girardeau, G&E Columbia, and G&E Joplin, collectively, as the Landlord thereunder, and the Master Tenant, as the Tenant thereunder, as amended, restated, supplemented, or otherwise modified from time to time, and together with all annexes, exhibits, and schedules attached thereto.

“Master Tenant” means Landmark Real Estate Holdings, LLC, a Missouri limited liability company, in its capacity as the Tenant under the Master Lease, together with its successors and assigns.

“Maturity Date” means the Maturity Date, as described in Section 3(c) of the Agreement.

“Note” means the Note, as described in Section 3(e) of the Agreement.

“Obligations” means the Obligations, as described in Section 5(a) of the Agreement.

“Obligors” means Borrowers and Guarantor(s). Each is referred to individually as an “Obligor”.

“Operating Subtenants” means, collectively, (a) Landmark Hospital of Athens, LLC, a Georgia limited liability company; (b) Landmark Hospital of Cape Girardeau, LLC, a Missouri limited liability company; (c) Landmark Hospital of Columbia, LLC, a Missouri limited liability company; and (d) Landmark Hospital of Joplin, LLC, a Missouri limited liability company, each together with its respective successors and assigns. Each of the foregoing is referred to individually as an “Operating Subtenant”.

“Parent Guarantor” means Grubb & Ellis Healthcare REIT II, Inc., a Maryland corporation.

“Parent Guaranty” means that certain Guaranty of even date herewith executed by Parent Guarantor, as amended, restated, supplemented, or otherwise modified from time to time, and together with all annexes, exhibits, and schedules attached thereto.

“Paying Borrower” means a Paying Borrower, as described in Section 14(d)(iii) of the Agreement.

“Payment Date” means the Payment Date, as described in Section 3(c) of the Agreement.

“Permits” means Permits, as described in Section 6(a)(iv) of the Agreement.

“Person” means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

“Prepayment Date” means Prepayment Date, as described in Section 3(d)(ii)(1) of the Agreement.

“Prepayment Premium” means Prepayment Premium, as described in Section 3(d)(ii)(2) of the Agreement.

“Properties” means, collectively, certain real property located at (a) 3255 Independence Street, Cape Girardeau, Missouri 63703, in Cape Girardeau County, Missouri, and the improvements thereon; (b) 604 Old Highway 63 North Columbia, Missouri 65201, in Boone County, Missouri, and the improvements thereon; (c) 2040 West 32nd Street, Joplin, Missouri 64804, in Newton County, Missouri, and the improvements thereon; and (d) 775 Sunset Drive, Athens, Georgia 30606, in Clarke County, Georgia, and the improvements thereon, each as legally described in the applicable Deed of Trust. Each is referred to individually as a “Property”.

“Senior Obligations” means all Indebtedness of Borrowers other than Subordinated Obligations.

“Subleases” means, collectively, (a) that certain Sublease, dated as of October 29, 2010, by and between Master Tenant, as Landlord thereunder, and Landmark Hospital of Athens, LLC, a Georgia limited liability company, as Tenant thereunder; (b) that certain Sublease, dated as of August 12, 2010, by and between Master Tenant, as Landlord thereunder, and Landmark Hospital of Cape Girardeau, LLC, a Missouri limited liability company, as Tenant thereunder; (c) that certain Sublease, dated as of January 31, 2011, by and between Master Tenant, as Landlord thereunder, and Landmark Hospital of Columbia, LLC, a Missouri limited liability company, as Tenant thereunder; and (d) that certain Sublease, dated as of August 31, 2010, by and between Master Tenant, as Landlord thereunder, and Landmark Hospital of Joplin, LLC, a Missouri limited liability company, as Tenant thereunder, each as amended, restated, supplemented, or otherwise modified from time to time, and together with all annexes, exhibits, and schedules attached thereto. Each of the foregoing is referred to individually as a “Sublease”.

“Subordinated Obligations” means that portion of the payment obligations of Borrowers which is subordinated to the Obligations pursuant to a written agreement executed by Lender and the other parties thereto in a manner satisfactory to Lender, including right and time of payment of principal and interest.

“Subordination Agreements” means all agreements providing for the subordination of the Subordinated Obligations to the Obligations in a manner satisfactory to Lender, each as amended, restated, supplemented, or otherwise modified from time to time, and together with all annexes, exhibits, and schedules attached thereto, including, without limitation, the Distribution and Management Fee Subordination Agreement.

“Tenants” means the Master Tenant, the Operating Subtenants, and all other tenants set forth on SCHEDULE II attached to the Agreement and all other tenants of any portion of the Properties from time to time. Each is referred to individually as a “Tenant”.

“Title Policies” means 2006 ALTA Mortgagee’s Loan Title Insurance Policies or similar policy acceptable to Lender with extended coverage issued by the title insurance company insuring the lien of the Loan Documents as a valid first, prior and paramount lien upon the Properties and all appurtenant easements, and subject to no other exceptions unless approved in writing by Lender and otherwise satisfying the requirements of Lender. Each is referred to individually as a “Title Policy”.

“Uniform Commercial Code” means the New York Uniform Commercial Code, as in effect from time to time.

“United States” and “U.S.” mean the United States of America.

“Yield Amount” means Yield Amount, as described in Section 3(d)(iv) of the Agreement.